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                                                                     Exhibit 1.1

                                                [Form of Underwriting Agreement]


                              Neuberger Berman Inc.

                                  Common Stock
                           (par value $0.01 per share)

                             ----------------------
                             Underwriting Agreement

                                                 June     , 2001



Goldman, Sachs & Co.,
Bear, Stearns & Co. Inc.,
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated, and
Salomon Smith Barney Inc.,
  As representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street
New York, New York 10004.


Ladies and Gentlemen:

         Certain stockholders named in Schedule II hereto (the "Selling Stockholders") of Neuberger Berman Inc., a Delaware corporation (the "Company"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 3,937,966 shares (the "Firm Shares") and, at the election of the Underwriters, up to 590,695 additional shares (the "Optional Shares") of Common Stock, par value $0.01 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

         1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (i) A registration statement on Form S-3 (File No. 333-62350) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became or will become effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the


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         Commission under the Act is hereinafter called a "Preliminary
         Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective, or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement.

                  (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through Goldman, Sachs & Co. or Bear, Stearns & Co. Inc. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to item 7 of Form S-3;

                  (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Bear, Stearns & Co. Inc. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to item 7 of Form S-3;

                  (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission

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         thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Bear, Stearns & Co. Inc. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to item 7 of Form S-3;

                  (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

                  (vi) Each of the Company and each of its significant subsidiaries (as defined in Rule 1-02 under Regulation S-X and including, for the avoidance of doubt, Neuberger Berman, LLC and Neuberger Berman Management Inc.) owns or leases all such properties as are necessary to the conduct of its operations as presently conducted; neither the Company nor any subsidiary is in non-compliance with any term or condition of, or has failed to obtain and maintain in effect, any license, certificate, permit or other governmental authorization required for the ownership or lease of its property or the conduct of its business, which violation, non-compliance or failure would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect") and the Company has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization, which revocation or material modification could reasonably be expected to have a Material Adverse Effect;

                  (vii) Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction in which it is chartered or organized with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, except in each case as would not, singly or in the aggregate, have a Material Adverse Effect;

                  (viii) The Company's authorized, issued and outstanding capital stock as of March 31, 2001 is as set forth in the Prospectus in the column titled "Actual" under the caption "Capitalization"; the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the stock contained in the Prospectus; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company; all the outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as may be otherwise set forth in the Prospectus, all outstanding shares of capital stock of such subsidiaries are owned by the Company either directly or


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         through wholly owned subsidiaries, free and clear of any security interests, claims, liens or encumbrances, except as would not reasonably be expected to have a Material Adverse Effect;

                  (ix) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

                  (x) This Agreement has been duly authorized, executed and delivered by the Company;

                  (xi) The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or in the Prospectus and the consummation of the transactions contemplated herein and in the Prospectus (including the sale of the Shares) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, other than, in the case of clauses (ii) and (iii), any breach, violation, lien, charge or encumbrance that could not reasonably be expected to have a Material Adverse Effect;

                  (xii) No consent, approval, authorization, order, registration or qualification with any court or governmental agency or body is required for the performance by the Company of its obligations hereunder, in connection with the sale of the Shares or in connection with the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or will have been obtained prior to the First Time of Delivery (as defined in Section 4 hereof), such consents, approvals, authorizations, registrations and qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares;

                  (xiii) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such certificates, authorizations and permits as to which the failure to so own, hold or possess would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

                  (xiv) The Company is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a future commission merchant or any or all of the foregoing, as applicable; each of the Company's subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except for any failures to be so registered, licensed or qualified or to be in such compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;



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                  (xv) The Company is not a party to any investment advisory agreement or distribution agreement; each of the investment advisory agreements and distribution agreements to which any of the Company's subsidiaries is a party is a valid and legally binding obligation of such subsidiary which is a party thereto and complies with the applicable provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), except for any failures to be so in compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and none of the Company's subsidiaries is in breach or violation of or in default under any such agreement which breach, violation, default or invalidity, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

                  (xvi) The Company does not sponsor any funds; each fund sponsored by any of the Company's subsidiaries (a "Fund" or the "Funds") and which is required to be registered with the Commission as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") is duly registered with the Commission as an investment company under the Investment Company Act, except for any failures to be so registered that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

                  (xvii) Neither the Company nor any subsidiary is (i) in the case of the Company or any material subsidiary, in violation of any provision of its charter or bylaws, (ii) in default of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) to the knowledge of the Company in violation of any statute, law, rule, regulation, judgment, order or decree of any federal, state, local or foreign court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its or their properties, as applicable (including without limitation Rule 15c3-1 under the Exchange Act), which violation or default, in the case of clauses (ii) and (iii), would have a Material Adverse Effect;

                  (xviii) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and the Stockholders Agreement, and under the captions "Prospectus Summary--The Repurchase", "Prospectus Summary--Share Repurchase Plan", "Management" and "Principal and Selling Stockholders", insofar as they purport to describe the provisions of the laws and documents referred to therein, are, in all material respects, accurate and fair summaries or descriptions thereof;

                  (xix) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (ii) could reasonably be expected to have a Material Adverse Effect, except, in the case of this clause
         (ii), as may be set forth in the Prospectus; and no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or is, to the best knowledge of the Company, threatened or is imminent that could reasonably be expected to have a Material Adverse Effect;

                  (xx) The historical consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated therein, comply as to form with the applicable accounting requirements of the Act, the Exchange Act and the applicable rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected consolidated financial data incorporated in the Prospectus by reference to the Annual Report of the Company on Form 10-K


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         in respect of the year ended December 31, 2000 and the Quarterly Report of the Company on Form 10-Q in respect of the quarter ended March 31, 2001, fairly present in all material respects, on the basis stated in such Annual Report or Quarterly Report, as the case may be, the information included therein;

                  (xxi) The Company and each of its subsidiaries owns, possesses, licenses, or has other rights to use all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of their respective business as now conducted, subject to such limitations on the use of, or the rights to use such Intellectual Property that, individually or in the aggregate, would not have a Material Adverse Effect;

                  (xxii) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect;

                  (xxiii) The Company and each of its significant subsidiaries (as defined in Rule 1-02 under Regulation S-X and including, for the avoidance of doubt, Neuberger Berman, LLC and Neuberger Berman Management Inc.) are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

                  (xxiv) There are no holders of securities of the Company or any of its subsidiaries who, by reason of the execution of this Agreement by the Company or any of its subsidiaries or any Selling Stockholder, as the case may be, or the consummation of the transactions contemplated hereby or thereby, have or will have the right to request or demand the Company or any of its subsidiaries or any Selling Stockholder to register under the Act any securities held by them;

                  (xxv) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or the rules and regulations of the Commission thereunder which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated by reference therein;

                  (xxvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                  (xxvii) Arthur Andersen LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to such audited consolidated financial statements included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder for the periods so reported;

                  (xxviii) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as is described in the Prospectus;



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                  (xxix) Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials the Company and its subsidiaries have received all permits, licenses or other approval required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a Material Adverse Effect;

                  (xxx) The Company and each of its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company or its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, other than such non-compliance that would not have a Material Adverse Effect. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA; and

                  (xxxi) The Company has not taken, and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act (to the extent applicable) in connection with the offering of the Shares.

         (b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                  (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney described in clause (ix), and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained, except for the registration under the Act of the Shares, the filing of any necessary amendment to any report on Schedule 13D relating to the Company previously filed by such Selling Stockholder, a waiver of the transfer restrictions set forth in the Stockholders Agreement dated as of August 2, 1999 among the Company and the stockholders named therein (the "Stockholders Agreement"), which has previously been obtained, and such consents, approvals, authorizations, registrations or qualifications as may be required under foreign or state securities or Blue Sky laws; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

                  (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, and the Power of Attorney and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject (other than the Stockholders Agreement, all relevant restrictions of which have been waived in connection with the transactions contemplated hereby), nor will such action result in any violation of the provisions of the Certificate of Incorporation, By-laws, Partnership Agreement or other organizational documents, as applicable, of such Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except that


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         such Selling Stockholder makes no representations under this sub-paragraph (b)(ii) as to the registration or filing requirements or disclosure provisions of the securities laws of the United States or the securities or Blue Sky laws of any other jurisdiction, which representations are contained elsewhere in this Agreement;

                  (iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof), such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims (subject to the waiver of all restrictions under the Stockholders Agreement, which such Selling Stockholder has previously obtained); upon (i) payment for the Shares to be sold by such Selling Stockholder in accordance with this Agreement, (ii) registration of the transfer of such Shares to, and registration of such Shares in the name of, Cede & Co. or other nominee designated by The Depository Trust Company ("DTC") and (iii) the crediting of such Shares to the accounts maintained by DTC for the several Underwriters, (A) the Underwriters will acquire "security entitlements" (as defined in Section 8-102 of the Uniform Commercial Code as currently in effect in the State of New York (the "UCC")) in respect of such Shares and (B) no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlements, assuming that each Underwriter does not have "notice" (within the meaning of Section 8-105 of the UCC) of any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares;

                  (iv) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder;

                  (v) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, such Selling Stockholder (other than the Neuberger Berman Employee Defined Contribution Incentive Plan Trust and any employees holding an interest therein) will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any shares of Stock or any other securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (A) pursuant to employee benefit plans or director compensation plans of the Company and agreements with the Company relating to Stock and options to purchase shares of Stock, in each case, existing at the Time of Delivery, (B) as contemplated by the Stockholders Agreement, or (C) any offers, sales, contracts to sell or other dispositions of Shares to the Company), without the prior written consent of Goldman, Sachs & Co.;

                  (vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (vii) To the extent that, but only to the extent that, any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (viii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as defined in Section 4) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

                  (ix) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody with the Company as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney (the "Power of Attorney"), appointing each of Jeffrey Lane, Robert Matza and Kevin Handwerker as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to, among others, execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement; and

                  (x) The Shares represented by the certificates held in custody for such Selling Stockholder will be subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorney-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or other entity, by the dissolution of such partnership, corporation or other entity, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or other entity should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement, and actions taken by the Attorney-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[___], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause
(a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 590,695 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder as set forth in
Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorney-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorney-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. may request upon at least forty-eight hours' prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Custodian to Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. at least forty-eight hours in advance. The Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on July [5], 2001 or such other time and date as Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. in the written notice given by Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. Bear, Stearns & Co. Inc., and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(n) hereof, will be delivered at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4 (and
Section 5(c) hereof), "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or take any action that would subject the Company to any material tax to which it would not otherwise be subject in any jurisdiction;

         (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

         (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158) under the Act;

         (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of (other than transfers for clients, conducted in the ordinary course of its brokerage activities), except as provided hereunder, any shares of Stock or any other securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without the prior written consent of Goldman, Sachs & Co. Notwithstanding the foregoing, the restrictions set forth in this section shall not apply to (A) the Shares to be sold hereunder, (B) Stock issued, but not sold, to individuals in connection with their being hired as employees of the company or a subsidiary, (C) any shares of Stock issued by the Company upon the exercise of an option or warrant or upon the conversion of a security outstanding on the date hereof, a list of which is attached hereto as Schedule 5(e), (D) any shares of Stock issued or options to purchase Stock granted pursuant to existing employee benefit plans or director compensation plans of the Company, (E) agreements to sell, or issuances of, securities to strategic investors or in connection with acquisitions, joint ventures and other strategic business objectives, so long as those persons to whom the Company issues such securities agree not to sell them for the then remaining portion of the 90 day lock-up period, (F) the filing of a registration statement and any amendments thereto relating to the Company's $175 million aggregate principal amount at maturity of Liquid Yield Option Notes Due 2021 (the "LYONs") and the shares of Stock issuable upon conversion of the LYONs and sales of securities thereunder, and
(G) the issuance of the shares of Stock issuable upon conversion of the LYONs.

         (f) To (i) furnish to its stockholders after the end of each fiscal year, an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and (ii) to make available after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, in each case no later than required by the rules and regulations of the Commission or any national securities exchange on which any securities of the Company may be listed;

         (g) During a period of three years from the effective date of the Registration Statement, to make available to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

         (h) To file with the Commission such information on Form 10-Q or Form 10-K as may be required under the Exchange Act; and

         (i) If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and at the time of such filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         6. The Company covenants and agrees with the several Underwriters that it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Selling Agreements, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) the cost of preparing stock certificates; (iv) the cost and charges of any transfer agent or registrar; (v) any expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriters and (vi) all other costs and expenses incident to the performance of each Selling Stockholder's obligations hereunder (other than fees and expenses of individual counsel for such Selling

Stockholder which is not counsel to the Selling Stockholders as a group) which are not otherwise specifically provided for in this Section. In connection with
(v) of the preceding sentence, Goldman, Sachs & Co. agrees to pay any required New York State stock transfer tax, and such Selling Stockholders agree to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement and the Prospectus, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Willkie Farr & Gallagher, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Company has an authorized capitalization as
                  set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

                           (iii) The Company has been duly qualified as a
                  foreign corporation for the transaction of business in New York and is in good standing under the laws of each state set forth below its name on Annex III hereto, (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of government officials in the relevant jurisdictions regarding the Company's qualification as a foreign corporation and good standing and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                           (iv) Neuberger Berman LLC ("NB LLC") has been duly
                  formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; all of the membership interests of NB LLC have been validly issued in accordance with applicable law and the limited liability company agreement of NB LLC, and are owned directly by the Company; and NB LLC is duly qualified as a foreign limited liability company to transact business, and is in good standing in each state set forth below its name on Annex III hereto (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of government officials in the relevant jurisdictions regarding the Company's qualification as a foreign corporation and good standing and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates); Neuberger Berman Management Inc. ("NBMI") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York; all of the issued shares of capital stock of NBMI have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company; and NBMI is duly qualified as a foreign corporation to transact business, and is in good standing in each state set forth below its name on Annex III hereto, (such counsel being entitled to rely in respect of the opinion in this clause upon certificates of government officials in the relevant jurisdictions regarding the Company's qualification as a foreign corporation and good standing and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

                           (v) To the best of such counsel's knowledge and other
                  than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, would reasonably be expected to materially and adversely affect the sale of the Shares or would affect the validity of this Agreement; and, to the best of such counsel's knowledge, no such proceedings are threatened by governmental authorities or others;

                           (vi) This Agreement have been duly authorized,
                  executed and delivered by the Company;

                           (vii) The compliance by the Company with all of the
                  provisions of this Agreement and the consummation of the transactions herein contemplated (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement listed on Annex IV hereto, (b) result in any violation of the provisions of the Certificate of Incorporation or By-laws or other organizational documents of the Company, NB LLC or NBMI or (c) to such counsel's knowledge, result in any violation of any New York, Delaware corporate or United States federal statute, order, rule or regulation (other than State securities or Blue Sky laws as to which such counsel need express no opinion, and other than United States federal securities laws, as to which such counsel need express no opinion except as otherwise specifically set forth herein), or any order known to such counsel of any New York, Delaware (insofar as Delaware corporate law is concerned) or United States federal court or governmental agency or body having jurisdiction over the Company, NB LLC or NBMI or any of their properties, except, in the case of clauses (a) and (c) above, any conflicts, breaches, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or impair the ability of the Company and its subsidiaries to perform their respective obligations under, or consummate the transactions contemplated by this Agreement;

                           (viii) To such counsel's knowledge, no consent,
                  approval, authorization, order, registration or qualification of or with any New York, Delaware (insofar as Delaware corporate law is concerned) or United States federal court or governmental agency or body is required for the sale of the Shares or the consummation by the Company or any of its subsidiaries of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                           (ix) The statements set forth in the Prospectus under
                  the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and the Stockholders Agreement, and under the caption "Prospectus Summary--The Repurchase", insofar as they purport to describe the provisions of the laws and documents referred to therein, are, in all material respects accurate and fair summaries or descriptions thereof;

                           (x) Such counsel does not know of any contracts or
                  other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been filed as exhibits to the Registration Statement;

                           (xi) The Company is not required to be registered,
                  licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable; each of NB LLC and NBMI is registered as an investment adviser under the Advisers Act (and such registration is in full force and effect); each of NB LLC and NBMI is registered as a broker-dealer under the Exchange Act (and such registration is in full force and effect); NB LLC is registered as a commodity trading advisor, commodity pool operator and futures commission merchant under the Commodity Exchange Act (the "CEA") (and such registration is in full force and effect);

                           (xii) Neither the Company, NB LLC nor NBMI is, and,
                  after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                           (xiii) The documents incorporated by reference in the
                  Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related notes and schedules and other financial data included or incorporated by reference therein or omitted therefrom, including data with respect to assets under management, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable and the rules and regulations of the Commission thereunder.

                           (xiv) The Registration Statement and the Prospectus
                  and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements, related notes and schedules and other financial data included or incorporated by reference therein or omitted therefrom, including data with respect to assets under management, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder;

                           (xv) A Power of Attorney has been duly executed and
                  delivered by each Selling Stockholder identified on Annex V and constitutes a valid and legally binding agreement of each such Selling Stockholder in accordance with the terms therein, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (xvi) This Agreement has been duly executed and
                  delivered by or on behalf of each Selling Stockholder identified on Annex V; and

                           (xvii) Upon (i) payment for the Shares to be sold by
                  the Selling Stockholders in accordance with this Agreement,
                  (ii) registration of the transfer of such Shares to, and registration of such Shares in the name of, Cede & Co. or other nominee designated by DTC and (iii) the crediting of such Shares to the accounts maintained by DTC for the several Underwriters, assuming that such accounts are "securities accounts" (as defined in Section 8-501 of the UCC), (A) the Underwriters will acquire "security entitlements" (as defined in Section 8-102 of the UCC) in respect of such Shares and (B) no action based on an "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlements, assuming that each Underwriter does not have "notice" (within the meaning of Section 8-105 of the UCC) of any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares. In rendering the opinion in subparagraph (xvii) such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate.

                  In addition, such counsel shall state that it has participated in conferences with directors, officers and other representatives of the Company, various of the Selling Stockholders, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent specified in subsection (ix) of this
         Section 7(c), no facts have come to such counsel's attention which leads such counsel to believe that the Registration Statement, as of its effective date, (other than the financial statements, related notes and schedules and other financial data included or incorporated by reference therein or omitted therefrom, including data with respect to assets under management, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements, related notes and schedules and other financial data included or incorporated by reference therein or omitted therefrom, including data with respect to assets under management, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements, related notes and schedules and other financial data included or incorporated by reference therein or omitted therefrom, including data with respect to assets under management, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

                  (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                  (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE;
         (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (i) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the persons identified on Annex VI hereto substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

                  (j) The Company shall have complied with the provisions of
         Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

                  (k) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (f) and (g) of this Section, and as to such other matters as you may reasonably request.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Goldman, Sachs & Co. or Bear, Stearns & Co. Inc. expressly for use therein.

         (b) Each of Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter in proportion to the maximum number of Shares sold by such Selling Stockholder, including any Optional Shares, as set forth in Schedule II hereto, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Goldman, Sachs & Co. or Bear, Stearns & Co. Inc. expressly for use therein; provided, further, that the liability of a Selling Stockholder pursuant to this
Section 8(b) shall not exceed the amount of net proceeds received by such Selling Stockholder from the sale of its Shares, including any Optional Shares, pursuant to this Agreement.

         (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through Goldman, Sachs & Co. or Bear, Stearns & Co. Inc. expressly for use therein; and will reimburse the Company and each Selling Stockholder, as the case may be, for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b), or
(c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be liable under this Section 8(d) to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other to the Agreement in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders taken together on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus, and for the purpose of the allocation of benefits under this sentence the Company shall be deemed to have received all of the benefits received by the Selling Stockholders, to the sum of the total net proceeds from the sale of the Shares (before deducting expenses) in the offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied respectively, by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute an amount in excess of the amount of net proceeds received by such Selling Stockholder from the sale of its Shares, including any Optional Shares, pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company, and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. or Bear, Stearns & Co. Inc. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by the Attorney-in-Fact for such Selling Stockholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 9th Floor, New York, New York 10004, Attention: Registration Department and Bear, Stearns & Co. Inc., 245 Park Avenue, New York, NY; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in
Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Kevin Handwerker, Esq., General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company of the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                           Very truly yours,

                           Neuberger Berman Inc.



                           By:
                               -----------------------------------------
                               Name:
                               Title:


                           The Selling Stockholders listed in Schedule II hereto



                           By:
                               -----------------------------------------
                               Name:
                               Title: As Attorney-in-Fact acting on behalf of
                                      each of the Selling Stockholders named
                                      in Schedule II to this Agreement.




Accepted as of the date hereof
in New York, New York:

Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.

By:
   -------------------------------------------------

         (Goldman, Sachs & Co.)

By:
   -------------------------------------------------

         (Bear, Stearns & Co. Inc.)

By:
   -------------------------------------------------

         (J.P. Morgan Securities Inc.)

By:
   -------------------------------------------------

   (Merrill Lynch, Pierce, Fenner & Smith Incorporated)

By:
   -------------------------------------------------

         (Salomon Smith Barney Inc.)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                                    Number of
                                                                                                 Optional Shares
                                                                           Total Number            to be sold
                                                                          of Firm Shares           if Maximum
                                                                            to be Sold          Option Exercised
                                                                            ----------          ----------------

                             Underwriter
                             -----------
Goldman, Sachs & Co................................................
Bear, Stearns & Co. Inc............................................
J.P. Morgan Securities Inc.........................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated.................
Salomon Smith Barney Inc...........................................
                                                                       -------------------    -------------------

                    Total .........................................      $  3,937,966               590,695
                                                                       ===================    ===================

                                   SCHEDULE II




                                                                                           Number of
                                                                                        Optional Shares
                                                                  Total Number            to be sold
                                                                 of Firm Shares           if Maximum
                                                                   to be Sold          Option Exercised
                                                                   ----------          ----------------
The Selling Stockholders(a):
   Appel, Robert J.                                                  199,720                 40,280
   Bolton, Jeffrey                                                    46,810                  9,440
   Bolton Associates, L.P.                                            15,603                  3,147
   Cohn, Lawrence J.                                                  21,651                  4,367
   D'Elia, Salvatore                                                  19,693                  3,972
   Emmerman, Michael N.                                               21,636                  4,364
   Francfort, Gregory P.                                              15,811                  3,189
   Francfort 1998 Grantor Retained Annuity Trust                      66,574                 13,426
   Ganek, Howard L.                                                  108,089                 21,799
   Ganek Associates, L.P.                                              4,959                  1,000
   Gendelman, Robert I.                                               58,680                 11,834
   Idleman, Lee H.                                                    14,022                  2,828
   Jacobs, Alan L.                                                    34,951                  7,049
   Kahn, Kenneth M.                                                   13,315                  2,685
   Kleiman, Mark P.                                                   84,483                 17,039
   Klingenstein Associates, LP                                         2,754                    555
   Lainoff Associates, L.P.                                          108,289                 21,840
   Lane, Jeffrey B.                                                   41,608                  8,392
   Lasser, Joseph R.                                                  14,059                  2,836
   Lasser Associates, L.P.                                            11,683                  2,356
   Matza, Robert                                                      24,965                  5,035
   McKerrow, Martin                                                   18,374                  3,706
   McKerrow Associates, L.P.                                          12,483                  2,517
   Messinger Associates, L.P.                                        100,536                 20,276
   Nelson, Beth W.                                                    90,734                 18,299
   Neuberger Berman Employee Defined Contribution Stock            1,009,089                      0
   Incentive Plan Trust
   Newman, Harold J.                                                   5,825                  1,175
   Newman Associates, L.P.                                            24,965                  5,035
   Paduano Associates, L.P.                                           70,847                 14,289
   Pollack 1998 Grantor Retained Annuity Trust                        63,659                 12,839
   Prindle, Janet W.                                                  74,895                 15,105
   Risen, Kevin L.                                                    37,365                  7,536
   Rosenblatt, Daniel H.                                              32,765                  6,608
   Schwartz CS Associates, L.P.                                      286,160                 57,713
   Schwartz ES Associates, L.P.                                      286,161                 57,712
   Silver, Jennifer K.                                                42,178                  8,507
   Simons, Kent C.                                                    22,512                  4,540
   Spilka, R. Edward                                                  52,427                 10,573
   Spivak, Gloria H.                                                  21,220                  4,280
   Schneider, Heidi L.                                               126,901                 25,593
   Stein, Fred                                                        32,368                  6,528
   Sterne, Eleanor Moore                                              33,287                  6,713
   The Strauss 1998 Trust                                             33,916                  6,840
   Sundman, Peter E.                                                  59,916                 12,084
   Sundman Associates, L.P.                                            2,497                    503
   Vale, Judith M.                                                    95,585                 19,277
   Weiner, David I.                                                   42,566                  8,585
   Weiner 1998 Grantor Retained Annuity Trust                         20,804                  4,196
   Weismann, Dietrich                                                195,907                 39,511
   Weismann Associates, L.P.                                          53,496                 10,789
   Werkstell, Leslie J.                                               21,695                  4,375
   White III, Allan R.                                                37,478                  7,558
                             Total                                 3,937,966                590,695

(a) Each of the Selling Stockholders has appointed Jeffrey B. Lane, Robert Matza and Kevin Handwerker as the Attorney-in-Fact for such Selling Stockholder.

                                  SCHEDULE 5(e)



                           Plan                              Number of Shares
                           ----                              ----------------

1999 Neuberger Berman Inc. Long-Term Incentive Plan             2,966,619

1999 Neuberger Berman Inc. Directors Stock Incentive Plan          46,769

                                                                         ANNEX I

         Pursuant to Section 7(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

         (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

         (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

         (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
         (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

         (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

         (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

         (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be conformity with generally accepted accounting principles;

                    (B) any other unaudited income statement data and balance
              sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                    (C) the unaudited financial statements which were not
              included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                    (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                    (E) as of the last date of the month immediately preceding the date of such letter, there have been any significant changes in the capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated stockholders' equity, in each case, as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases and decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                    (F) for the period from the date of the latest financial
              statements included or incorporated by reference in the Prospectus to a date no more than five days prior to the date of such letter, there were any significant changes in consolidated financial position, results of operations or cash flows, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for changes which the Prospectus discloses have occurred or may occur or which are described in such letter, and

(vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                     ANNEX II(a)

   [Opinion and Negative Comfort Letter of Cleary, Gottlieb, Steen & Hamilton]

                                                                     ANNEX II(b)

                     [Opinion of Willkie, Farr & Gallagher]

                                                                       ANNEX III

                                   [To Come]

                                                                        ANNEX IV

                                   [To Come]

                                                                         ANNEX V

Robert J. Appel
Jeffrey Bolton
Lawrence J. Cohn
Salvatore D'Elia
Michael N. Emmerman
Gregory P. Francfort
Howard L. Ganek
Robert I. Gendelman
Lee H. Idleman
Alan L. Jacobs
Kenneth M. Kahn
Mark P. Kleiman
Jeffrey B. Lane
Joseph R. Lasser
Robert Matza
Martin McKerrow
Beth W. Nelson
Harold J. Newman
Janet W. Prindle
Kevin L. Risen
Daniel H. Rosenblatt
Jennifer K. Silver
Kent C. Simons
R. Edward Spilka
Gloria H. Spivak
Heidi L. Schneider
Fred Stein
Eleanor-Moore Sterne
Peter E. Sundman
Judith M. Vale
David I. Weiner
Dietrich Weismann
Leslie J. Werkstell
Allan R. White III
Lainoff Associates, L.P.
Neuberger Berman Employee Defined Contribution Stock Incentive Plan Trust Schwartz CS Associates, L.P.
Schwartz ES Associates, L.P.

                                                                        ANNEX VI

Richard A. Cantor
Robert W. D'Alelio
Nathan Gantcher
Theodore P. Giuliano
David W. Glenn
Michael W. Kamen
Michael M. Kassen
Richard S. Levine
Arthur Levitt, Jr.
Jon C. Madonna
Robert R. McComsey
Jack H. Nusbaum
Matthew S. Stadler
Stephanie J. Stiefel
Richard J. Sweetnam
Cantor Associates, L.P.
Kamen Associates, L.P.
Kassen Associates, L.P.
Zicklin Associates, L.P.